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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Quest Software, Inc. on Form S-8 of our reports dated February 1, 2000 (except for Note 12 as to which the date is March 9, 2000), appearing in the Annual Report on Form 10-K of Quest Software, Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Costa Mesa, California
November 3, 2000